Exhibit 99.1

World Fuel Services Corporation Reports Third Quarter Results

Aviation Segment Achieves Record Volume

MIAMI--(BUSINESS WIRE)--October 30, 2013--World Fuel Services Corporation (NYSE: INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported third quarter net income of $51.5 million or $0.72 diluted earnings per share compared to $51.5 million or $0.72 diluted earnings per share in the third quarter of 2012. Non-GAAP net income and diluted earnings per share for the third quarter, which exclude share-based compensation and amortization of acquired intangible assets, were $57.9 million and $0.81, respectively, compared to $57.9 million and $0.81 in 2012.

“Considering current market conditions, our overall performance in the third quarter was strong,” said Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “Our global team remains focused on growing our value proposition in the fuel, services and billing and payment sectors, across all three of our business segments, driving greater value for our customers and suppliers.”

The company’s aviation segment generated gross profit of $89.8 million, an increase of $13.7 million or 18% sequentially and $5.6 million or 7% year-over-year. The company’s marine segment generated gross profit of $40.2 million, a decrease of $12.1 million or 23% sequentially and $13.7 million or 25% year-over-year. The company’s land segment posted gross profit of $56.4 million, a decrease of $3.7 million or 6% sequentially, but an increase of $13.8 million or 32% year-over-year.

"We repurchased $20 million of our common stock in the open market during the third quarter," said Ira M. Birns, executive vice president and chief financial officer of World Fuel Services Corporation. "Our strong cash flow combined with the recently announced expansion of our banking facility further enhances our liquidity profile, increasing our capacity to fund both organic and strategic growth opportunities as well as opportunistic repurchases of our stock, all driving additional value for our shareholders."

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations of funding opportunities, our ability to drive value, as well as our expectation about our liquidity. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 21, 2013. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$10,493,661	$9,911,673	$31,157,294	$29,009,525
Cost of revenue	10,307,320	9,730,921	30,600,116	28,499,415

Gross profit	186,341	180,752	557,178	510,110

Operating expenses:
Compensation and employee benefits	72,184	65,843	214,358	176,553
Provision for bad debt	1,863	3,631	5,675	4,413
General and administrative	48,091	40,230	137,265	126,482

Total operating expenses	122,138	109,704	357,298	307,448

Income from operations	64,203	71,048	199,880	202,662
Non-operating expenses, net	(5,715)	(3,467)	(14,025)	(13,087)

Income before income taxes	58,488	67,581	185,855	189,575
Provision for income taxes	8,191	14,683	32,090	33,249

Net income including noncontrolling interest	50,297	52,898	153,765	156,326
Net (loss) income attributable to noncontrolling interest	(1,175)	1,404	2,552	9,817

Net income attributable to World Fuel	$51,472	$51,494	$151,213	$146,509

Basic earnings per common share	$0.72	$0.72	$2.12	$2.06

Basic weighted average common shares	71,371	71,216	71,387	71,128

Diluted earnings per common share	$0.72	$0.72	$2.10	$2.04

Diluted weighted average common shares	71,877	71,816	71,970	71,791

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	September 30,	December 31,
	2013	2012

Assets:
Current assets:
Cash and cash equivalents	$333,223	$172,740
Accounts receivable, net	2,514,683	2,193,866
Inventories	614,293	572,313
Prepaid expenses and other current assets	313,590	342,458

Total current assets	3,775,789	3,281,377

Property and equipment, net	153,013	112,525

Goodwill, identifiable intangible and other non-current assets	727,598	713,849

Total assets	$4,656,400	$4,107,751

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$28,642	$26,065
Accounts payable	2,154,129	1,814,794
Accrued expenses and other current liabilities	302,875	308,439

Total current liabilities	2,485,646	2,149,298

Long-term debt	430,003	354,253
Other long-term liabilities	78,495	62,576
Total liabilities	2,994,144	2,566,127

Equity:
World Fuel shareholders' equity	1,639,732	1,517,174
Noncontrolling interest equity	22,524	24,450
Total equity	1,662,256	1,541,624

Total liabilities and equity	$4,656,400	$4,107,751

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Cash flows from operating activities:
Net income including noncontrolling interest	$50,297	$52,898	$153,765	$156,326
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
operating activities:
Depreciation and amortization	10,525	9,132	32,812	26,800
Provision for bad debt	1,863	3,631	5,675	4,413
Share-based payment award compensation costs	4,381	4,384	12,578	10,341
Other	(413)	(6,462)	(462)	(7,485)
Changes in cash collateral with financial counterparties	20,516	134,999	19,793	6,941
Changes in assets and liabilities, net of acquisitions	(25,712)	(93,388)	(10,414)	(149,065)
Total adjustments	11,160	52,296	59,982	(108,055)
Net cash provided by operating activities	61,457	105,194	213,747	48,271

Cash flows from investing activities:
Acquisitions and other investments, net of cash acquired	(14,997)	(42,299)	(40,412)	(71,337)
Capital expenditures	(25,642)	(9,170)	(50,286)	(18,737)
Purchase of short-term investments	-	-	(21,588)	-
Proceeds from the sale of short-term investments	-	-	21,588	-
Other	(469)	(386)	(469)	(386)
Net cash used in investing activities	(41,108)	(51,855)	(91,167)	(90,460)

Cash flows from financing activities:
Borrowings (repayments) of debt, net	104,385	(50,453)	75,180	(12,860)
Dividends paid on common stock	(2,678)	(2,669)	(8,020)	(8,019)
Other	(22,025)	1,335	(28,431)	(4,612)
Net cash provided by (used in) financing activities	79,682	(51,787)	38,729	(25,491)

Effect of exchange rate changes on cash and
cash equivalents	712	1,173	(826)	1,666

Net increase (decrease) in cash and cash equivalents	100,743	2,725	160,483	(66,014)

Cash and cash equivalents, as of beginning of period	232,480	136,676	172,740	205,415

Cash and cash equivalents, as of end of period	$333,223	$139,401	$333,223	$139,401

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$51,472	$51,494	$151,213	$146,509
Share-based compensation expense, net of income taxes (1)	2,909	2,475	8,370	6,583
Intangible asset amortization expense, net of income taxes (2)	3,501	3,953	10,809	10,537
Non-GAAP net income attributable to World Fuel	$57,882	$57,922	$170,392	$163,629

GAAP diluted earnings per common share	$0.72	$0.72	$2.10	$2.04
Share-based compensation expense, net of income taxes (1)	0.04	0.03	0.12	0.09
Intangible asset amortization expense, net of income taxes (2)	0.05	0.06	0.15	0.15
Non-GAAP diluted earnings per common share	$0.81	$0.81	$2.37	$2.28

(1)	The pre-tax amount of share-based compensation expense was $4,381 and $3,592 for the three months ended September 30, 2013 and 2012, respectively, and $12,578 and $9,549 for the nine months ended September 30, 2013 and 2012, respectively.

(2)	The pre-tax amount of intangible asset amortization expense was $5,471 and $4,633 for the three months ended September 30, 2013 and 2012, respectively, and $16,910 and $13,177 for the nine months ended September 30, 2013 and 2012, respectively.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue:
Aviation segment	$4,179,018	$3,823,338	$11,854,676	$10,782,756
Marine segment	3,575,777	3,630,094	11,260,025	11,301,429
Land segment	2,738,866	2,458,241	8,042,593	6,925,340
	$10,493,661	$9,911,673	$31,157,294	$29,009,525

Gross profit:
Aviation segment	$89,758	$84,197	$242,783	$218,282
Marine segment	40,223	53,960	134,237	160,785
Land segment	56,360	42,595	180,158	131,043
	$186,341	$180,752	$557,178	$510,110

Income from operations:
Aviation segment	$41,002	$39,808	$109,755	$92,601
Marine segment	17,019	27,296	56,340	82,672
Land segment	15,106	18,185	63,608	62,737
	73,127	85,289	229,703	238,010
Corporate overhead - unallocated	8,924	14,241	29,823	35,348
	$64,203	$71,048	$199,880	$202,662

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer